UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2011

Date of Report (Date of earliest event reported)

NAVARRE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 49th Avenue North,

Minneapolis, MN 55428

(Address of principal executive offices) (Zip Code)

(763) 535-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2011 (the “Effective Date”), Navarre Corporation (the “Company”) announced that Richard S Willis was named President and Chief Executive Officer of the Company. Mr. Willis succeeds J. Reid Porter, who has served as the Company’s Interim Chief Executive Officer since April 2011. As of the Effective Date, Mr. Porter will continue to serve as Chief Operating Officer and Chief Financial Officer of the Company. In connection with the announcement, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Willis, age 51, has more than 20 years of executive experience in retail, distribution and publishing. He most recently served as the executive chairman of Charlotte Russe, a mall-based specialty retailer of fashionable, value-priced apparel and accessories. From 2009 to 2011, he served as President of Shoes for Crews, a seller of slip resistant footwear. From 2003 to 2007, he was President and CEO of Baker & Taylor Corporation, the world’s largest distributor of books, as well as a global distributor of DVDs and music. While at Baker and Taylor he served for two years as the Chairman of the National Association of Recording Merchandisers. Previously, Mr. Willis served as Chairman, President and CEO of Troll Communications; President and CEO of Bell Sports; and CFO of several magazine companies, including Petersen Publishing, which he helped take public in 1997. Willis holds a bachelor’s degree in business administration and a master’s degree in business administration from Baylor University, where he also serves currently as a regent.

Mr. Willis has served as a director of the Company since February 2011. As of the Effective Date, Mr. Willis will not serve on any committee of the Board and will not receive any future compensation for his service as a director.

The Company anticipates entering into a definitive employment agreement (the “Employment Agreement”) with Mr. Willis in the near future consistent with the terms of employment agreed to by the Company and Mr. Willis in the letter agreement dated September 15, 2011 (the “Letter Agreement”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. As contained in the Letter Agreement, the compensation and benefits of Mr. Willis’ employment are as follows:

•	An initial annual base salary of $450,000 (the “Base Salary”).

•

A target bonus opportunity under the terms of the Company’s Fiscal Year 2012 Annual Management Incentive Plan equal to 80% of Base Salary. Any first year bonus earned will be prorated based on months employed during Fiscal Year 2012.

•

A stock option award under the Company’s Amended and Restated 2004 Stock Plan (the “Stock Plan” with a grant date of September 15, 2011, at an exercise price of $1.75 per share and covering 475,000 shares of the Company’s Common Stock. The award will expire in ten years and will vest in three increments of 100,000 shares, 175,000 shares and 200,000 shares, respectively, on September 15, 2012, 2013 and 2014, conditioned upon continued employment with the Company through the applicable vesting dates. This award is otherwise subject to the terms of the revised form of grant agreement for time-vested employee nonqualified stock option awards adopted by the Compensation Committee on September 14, 2011, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

•

As consideration for, and to be granted upon, entering into the Employment Agreement, a restricted stock unit award under the Stock Plan covering 225,000 shares of the Company’s Common Stock. The award will vest, and shares of Common Stock will be issued for no other consideration, in increments of 50,000 shares, 75,000 shares, and 100,000 shares, respectively, on September 15, 2012, 2013 and 2014, conditioned upon continued employment with the Company through the applicable vesting dates.

•

Eligibility to participate in the Company’s group medical, disability, life and dental coverage and other plans and benefits on the same terms as other key executives of the Company, and, in addition, reimbursement for out-of-pocket family medical expenses up to $12,000 per calendar year.

•	Eligibility for four weeks of vacation per each twelve month period beginning on the Effective Date pursuant to the Company’s vacation policies applicable to other key executives.

•

Reimbursement of reasonable personal expenses incurred by Mr. Willis for air travel between Texas and Minnesota and local transportation and lodging while at the Company’s headquarters in Minnesota. Mr. Willis will not be required to relocate to Minnesota.

•

Eligibility for reimbursement of reasonable business expenses pursuant to the Company’s policies applicable to other key executives, and reimbursement for up to $5,000 in attorney’s fees in connection with legal services received by Mr. Willis in connection with the hiring process.

The Employment Agreement will have a term of three years beginning September 15, 2011, subject to automatic extensions of one year each unless either party gives written notice of termination at least thirty days before the end of the then current term. Mr. Willis will receive severance payments in the event of involuntary termination without Cause or constructive termination for Good Reason (to be defined in the Employment Agreement), including termination without Cause or for Good Reason within twelve months of a Change in Control (to be defined in the Employment Agreement), equal to two times his then current base salary and two times the average amount of bonus paid to him during the immediately preceding three years (or fraction thereof). Severance payments require a written release of all claims. In addition, the Employment Agreement will require that Mr. Willis honor confidentiality obligations during and after his employment and agree to non-competition and non-solicitation provisions during his employment and for up to 18 months following termination of his employment.

Other than the Letter Agreement described herein, there is no arrangement or understanding between Mr. Willis and any other person pursuant to which Mr. Willis was appointed President and Chief Executive Officer of the Company.

The above summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the actual Letter Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on September 15, 2011. Shareholders voted on the matters set forth below.

1. The following nominees for election to the Board of Directors were elected, for a three-year term with respect to Ms. Iverson, and for a one year term with respect to Mr. Shisler and Mr. Willis, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Kathleen P. Iverson	12,194,702	3,583,990	15,390,753
Bradley J. Shisler	14,060,813	1,717,879	15,390,753
Richard S Willis	14,064,047	1,714,645	15,390,753

2. The proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year was approved based upon the following votes:

Votes for approval	30,640,005
Votes against	512,022
Abstentions	17,418
Broker non-votes	none

3. The proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2011, as described in the Company’s Proxy Statement (“Say on Pay”), was approved based upon the following votes:

Votes for approval	14,475,892
Votes against	1,247,830
Abstentions	54,970
Broker non-votes	15,390,753

4. With respect to the proposal to approve, on a non-binding, advisory basis, the frequency of future Say on Pay votes, the shareholders indicated a preference that the Say on Pay vote occur every year based upon the following votes:

Votes for every three years	7,371,189
Votes for every two years	317,600
Votes for every year	7,978,138
Abstentions	111,765
Broker non-votes	15,390,753

ITEM 9.01 Financial Statements and Exhibits.

On September 15, 2011, the Company issued a press release that is attached hereto as Exhibit 99.1. This press release announces the appointment of Richard S Willis as the Company’s Chief Executive Officer as described above in Item 5.02 to this current report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter Agreement between Navarre Corporation and Richard S Willis dated September 15, 2011.

10.2	Form of Employee Nonqualified Stock Option Agreement under the Navarre Corporation Amended and Restated 2004 Stock Plan.

99.1	Press release, dated September 15, 2011, issued by Navarre Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2011	NAVARRE CORPORATION

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter Agreement between Navarre Corporation and Richard S Willis dated September 15, 2011.

10.2	Form of Employee Nonqualified Stock Option Agreement under the Navarre Corporation Amended and Restated 2004 Stock Plan.

99.1	Press release, dated September 15, 2011, issued by Navarre Corporation.